                                                                    EXHIBIT 10.6

                                PROMISSORY NOTE

$26,990,000.00                                     Dated as of September 1, 1998

     FOR VALUE RECEIVED, Topp Telecom, Inc., a corporation organized and existing under the laws of Florida (the "Borrower"), promises to pay to the order of CellStar, Ltd., a limited partnership organized and existing under the laws of Texas (the "Lender"), on January 2, 2000, at the principal office of the Lender at 1730 Briercroft Court, Carrolton, Texas 75006 (or at such other office or location as the Lender shall specify to the Borrower in writing from time to time), the principal sum of TWENTY SIX MILLION NINE HUNDRED NINETY THOUSAND DOLLARS ($26,990,000.00) (the "Loan"), or such lesser aggregate principal amount of the Initial Loan and all subsequent Loans (as hereinafter defined) as from time to time may be outstanding hereunder, in lawful money of the United States of America, and to pay interest on the aggregate unpaid daily average outstanding principal balance hereof in like money at such office from the date hereof until the principal hereof shall have become due and payable by acceleration or otherwise, at a fixed rate per month equal to six tenths of one percent (.6%) per month.

     The Lender agrees, on the terms hereof, to make an initial loan to Borrower in the approximate principal amount of US$21,010,000.00 (the "Initial Loan") to convert accounts receivable due and owing as of the date hereof from Borrower to Lender, and to make additional loans to Borrower (collectively, the "Loans") exclusively for the purpose of financing Lender's accounts receivables that may be generated from and after the date hereof as a result of purchases by Borrower from Lender of inventory, as evidenced by invoices issued by Lender to Borrower (the "Accounts"), for a period commencing on the date hereof and terminating on the earlier of December 31, 1998 (the "Termination Date") or such earlier date as the principal and interest hereof shall become due and payable by acceleration or otherwise. Each Loan shall be made at such time, and in such amount, as Lender may require in order to convert Accounts into Loans hereunder. The Lender agrees to make the Initial Loan and subsequent Loans to Borrower hereunder up to, but not exceeding, in the aggregate, the stated principal amount of this Note (the "Commitment"). The Lender shall provide Borrower with written notice of each Account converted to a Loan hereunder.

     The Borrower hereby authorizes the Lender to record on the schedule attached to this Note the date and the amount of the Initial Loan and each Loan made by the Lender hereunder, and each repayment thereof; provided, however, that the failure to make a notation with respect to the Initial Loan or any Loan shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to such Initial Loan or Loan or any other obligation of the Borrower relating to such Initial Loan or Loan, and the Borrower's obligation to make payments of principal and interest on this Note shall not be affected by the failure to make a notation thereof on the schedule.

     Although the stated amount of this Note shall be equal to the Commitment, this Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Initial Loan and each Loan at the time evidenced hereby. Interest on the Initial Loan and each Loan shall be payable on, and only for the period during which, the principal amount of the Initial Loan and each Loan is outstanding.

     Interest on this Note shall be due and payable monthly, commencing on October 15, 1998, and thereafter on the 15th day of each month, and at maturity (whether by acceleration or otherwise). The entire amount of principal and accrued interest outstanding under this Note shall be due and payable on January
2, 2000.   Interest under this Note shall be calculated on the average daily balance from time to time outstanding, on the basis of a 360-day year for the actual number of days elapsed (i.e. 1/360th of a full year's interest shall accrue for each day any principal amount of the Loan is outstanding).

     In the event that the Borrower shall effect (i) an initial public sale of any class of the Borrower's stock to the public (an "IPO") pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a sale of debt to any Qualified Institutional Investors pursuant to Rule 144A of the Securities Act (a "Debt or Equity Sale"), the net proceeds of any such Debt or Equity Sale shall be applied first to the payment of any outstanding principal and interest or other amounts due under this Note by delivery of immediately available funds to Lender on the day such proceeds are delivered to Borrower, or if delivery of immediately available funds to Lender on the day of receipt of such proceeds by Borrower is impracticable due to banking hour restrictions, then by 12:00 Noon on the next Business Day thereafter.

     The principal amount of this Note and all outstanding accrued interest shall be payable in full, together with any accrued and unpaid interest thereon, on January 2, 2000 (the "Maturity Date").

     The Borrower shall have the right, at any time or from time to time, to prepay the Loan in whole or in part, without premium or penalty, provided that upon each prepayment the Borrower shall pay accrued interest on the principal
amount so prepaid to the date of prepayment.   Borrower may not  re-borrow any
amounts borrowed and repaid hereunder.

     This Note is not subject to any right of set-off, whether at common law or otherwise, provided, only, that the Lender has not wrongfully refused to convert an Account to a Loan hereunder.

     Prior to a default, all payments received by Lender under this Note, including, without limitation, any prepayments, shall be applied first to accrued and unpaid interest under this Note (including interest payable but not yet due) and then to the principal of indebtedness hereunder.

     This Note is the note referred to in the Letter Agreement (as herein defined). Reference is made to the Letter Agreement with respect to the rights and obligations of the Borrower, the Lender and each holder hereof, including, without limitation, the rights and obligations of the Borrower, the Lender and each holder thereof pursuant to Section 2.F of the Letter Agreement.

     All payments by the Borrower under this Note shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Note. Notwithstanding anything to the contrary contained in this paragraph, the Borrower shall not be liable for the payment of any tax on or measured by net income imposed on the Lender pursuant to the income tax laws of the United States or by the jurisdiction under the laws of which the Lender is organized or is or should be qualified to do business or any political subdivision thereof. The Borrower shall further pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note or any of the other documents evidencing and/or securing the Loan (herein referred to as "Other Taxes"). The Borrower shall pay all Taxes and Other Taxes when due (and indemnify the Lender against any liability therefor) and shall promptly (and in any event not later than 30 days thereafter) furnish to the Lender any certificates, receipts and other documents which may be required (in the reasonable judgment of the Lender) to establish any tax credit to which the Lender may be entitled. The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by the Lender or any liability (including interest and penalties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Without prejudice to the survival of any other agreement of the Borrower hereunder, the obligations of the Borrower under this paragraph shall survive the termination of this Note and the repayment of the Loan.

     For the purposes hereof, the following terms shall have the following meanings:

     "Business Day" shall mean a day on which commercial banks are open for business in Dallas, Texas.

     "Governmental Authority" shall mean, as to any Person, any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over such Person or any of its business, operations or properties.

     "Letter Agreement" shall mean that certain Letter Agreement dated September 1, 1998 by and among Lender, Borrower, David Topp and F.J. Pollak.

     "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or Governmental Authority.

     "Net Operating Losses" means, with respect to any period, net losses after customer acquisition costs and depreciation and amortization expense, but excluding interest expense with respect to this Note, gains and losses from assets sales and reserves related thereto (other than sales of inventory in the ordinary course of business) and extraordinary gains and losses, determined in accordance with generally accepted accounting principles, consistently applied.

     If the principal of this Note or any portion hereof and, to the extent permitted by law, interest hereon shall not be paid when due, whether by acceleration or otherwise, or if there shall occur any other Event of Default hereunder, the entire outstanding principal balance under this Note shall bear interest for any period during which such principal or interest shall be overdue or during the pendency of any such other Event of Default at a rate per annum equal to the maximum rate permitted by applicable law, provided that if no maximum rate is prescribed by applicable law, at the rate of twenty-five percent (25%) per annum (the "Default Rate"), and payable on demand.

     This Note is secured by (i) that certain Security Agreement by and between Borrower and Lender of even date herewith, together with the UCC-1 Financing Statements filed in connection therewith and (ii) those certain Pledge Agreements by and between each of (1) David Topp and members of his family, and
(2) F.J. Pollack, as Pledgors, and the Lender, each of even date herewith, and is guaranteed by those certain Guaranty Agreements of even date herewith by and between each of David Topp and Frederick J. Pollak, as Guarantors, and Lender (collectively the "Security Documents"). (The Borrower, the Guarantors and Pledgors David Topp and F. J. Pollak are hereinafter sometimes referred to individually as a "Credit Party" and collectively as the "Credit Parties").

     Upon the happening of any of the following events, each of which shall constitute a default hereunder (herein referred to as an "Event of Default"), all liabilities of the Borrower to the Lender under this Note and the Security Documents, or under any other instrument or agreement evidencing, securing and/or guaranteeing the obligations and indebtedness of the Borrower to the Lender evidenced by this Note, the Security Documents and all other instruments, agreements and documents executed in connection with any of the foregoing (collectively, the "Loan Documents") shall thereupon or thereafter, at the option of the Lender, without notice or demand, become due and payable:

     (a) failure of the Borrower to perform any non-monetary agreement under this Note or any other Loan Documents, if such failure continues for a period of twenty (20) days after notice of default to the Borrower, or the failure of the Borrower to pay in full, when due, any monetary liability whatsoever under this Note or any other Loan Document, including, without limitation, any principal installment of this Note or interest installment hereon, when and as due;
     (b) (i) the Borrower shall make an assignment for the benefit of creditors, petition or apply to any court or other tribunal for the appointment of a custodian, receiver or any trustee or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (ii) or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower, in which an order for relief is entered and remains undismissed for a period of thirty (30) days or more; (iii) the Borrower, by any act or omission shall indicate consent to, approval of or fail to timely object to any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; (iv) the Borrower shall generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature; or (v) the Borrower shall have concealed, removed or permitted to be concealed or removed any part of its properties or assets, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or (vi) be "insolvent," as such term is defined in the federal bankruptcy code of the United States or under the laws of the jurisdiction in which the Borrower is organized;
     (c) the issuing of any attachment or garnishment against any property of the Borrower pledged to secure the obligations of the Borrower to the Lender evidenced by this Note which remains in effect for a period of twenty (20) days or more, or the filing of any lien against any property of the Borrower pledged to secure the obligations of the Borrower to the Lender evidenced by this Note which remains in effect for a period of twenty (20) days or more,
     (d) the taking of possession of any substantial part of the property of the Borrower at the instance of any Governmental Authority, which is not cured within twenty (20) days;
     (e) any merger, consolidation or reorganization of the Borrower effected without the prior consent of Lender, or the dissolution of Borrower;
     (f) any warranty, representation, certificate or statement of the Borrower (whether contained in this Note or not) pertaining to or in connection with this Note or the loan evidenced by this Note is not true, which is not cured within ten (10) days following notice thereof from the Lender to the Borrower;
     (g) except as permitted under the Loan Documents, the further granting of a security interest in any of the property or assets of the Borrower pledged to secure the obligations of the Borrower to the Lender evidenced by this Note, without the prior written consent of the Lender,
     (h) failure of the Borrower, after request by the Lender, to furnish financial information reasonably requested by the Lender or to permit inspection of the Borrower's books and records, which failure shall continue uncured for ten (10) days after notice of such default from the Lender to the Borrower;
     (i) the failure of any Credit Party to perform any non-monetary agreement under this Note or any other Loan Document, if such failure continues for a period of twenty (20) days after notice of default to the Credit Party, or the failure of any Credit Party to pay in full, when due, any liability whatsoever or any principal installment of this Note or interest installment hereon, when and as due under the Loan Documents; or
     (j) a good faith determination solely on the part of Lender that any one of the following events has occurred (each a "Performance Event"):
               (1) the new activations of cellular customers of Borrower, net of any decrease in then existing cellular telephone customers, shall fail to increase by a minimum of 10,000 activations per month, for each of the months of September, October, November and December, 1998, which net increase may be calculated, at the election of Borrower, using the single month for which the calculation is being made or an average of such activations for that month and the then preceding month, with the first such calculation commencing for the two month period ended October 31, 1998,
               (2) the monthly airtime usage by cellular telephone customers of Borrower shall fail to increase by a minimum of 500,000 minutes per month, for each of the months of September, October, November and December, 1998, which net increase may be calculated, at the election of Borrower, using the single month for which the calculation is being made or an average of such minutes for that month and the then preceding month, with the first such calculation commencing for the two month period ended October 31, 1998,
               (3) as of December 31, 1998, Borrower shall have failed to effect one or more debt and equity financings (excluding financings provided by Lender), yielding aggregate gross proceeds of US$100,000,000 for the account of Borrower; PROVIDED, HOWEVER, that in the event Lender fails to act in good faith in providing its consent to such financings (subject to the provisions of the Letter Agreement requiring Lender to consider the best interests of the shareholders of CellStar Corporation) the occurrence of the event described in this sub-clause (j)(3) shall not constitute an Event of Default hereunder, or

               (4) the Net Operating Losses of Borrower, shall exceed US$4,000,000 per month for any calendar month commencing with the month of September 1998,

               PROVIDED, HOWEVER, that if the Lender fails to ship telephones to
               Borrower:

                    (x) without cause, when it is in a position to do so and Borrower is either in a position to pay for such telephones or draw down on the Note to finance the purchase of such telephones, and if Lender does not otherwise have the right to refrain from shipping telephones to Borrower under any document, instrument or agreement executed by and between Borrower and Lender (including, without limitation, under the Distribution and Fulfillment Agreement dated September 15, 1997 between Borrower and Lender, as amended by that Amendment to Distribution and Fulfillment Agreement of even date herewith, by and between Borrower and Lender), or

                    (y) because of an event resulting from acts of god, civil or military authority, acts of public enemy, war, fires, explosions, earthquakes, or floods, and Borrower is in a position to pay for such telephones or draw down on the Note to finance the purchase of such telephones, then the dates by which an Event of Default in any of the foregoing sub-sections (j)(1), (j)(2) or (j)(3) above are measured shall be extended by the number of days (the "Grace Days") during which Lender fails to ship telephones pursuant to the conditions of sub-sections (x) or (y) above;

               PROVIDED, FURTHER, that if Lender has failed to ship telephones pursuant to the conditions of sub-sections (x) or (y) above for a period of five (5) or more consecutive calendar days in any thirty (30) calendar day period, the dates by which a Event of Default in any of the foregoing sub-sections (j)(1), (j)(2) and
               (j)(3) above are measured shall be extended by thirty (30) Grace Days;

               PROVIDED, FURTHER, that the Events of Default set forth in sub-paragraph (j) above shall be effective only until such time as Borrower shall have effected one or more debt and equity financings (excluding financings provided by Lender) yielding aggregate gross proceeds of US$100,000,000 for the account of Borrower.

     The Borrower agrees to pay all reasonable costs incurred by any holder hereof, including reasonable attorneys' fees (including those for appellate proceedings), incurred in connection with any Event of Default, or in connection with the collection or attempted collection or enforcement hereof, or in connection with the protection of any collateral given as security for the payment hereof, whether or not legal proceedings may have been instituted.

     All parties to this Note, including the Borrower and any sureties, endorsers or guarantors, hereby waive presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for payment hereof, and agree to continue and remain bound for the payment of principal, interest and all other sums payable hereunder, notwithstanding any change or changes by way of release, surrender, exchange or substitution of any security for this Note or by way of any extension or extensions of time for payment of principal or interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice to or consent of any of them.

     Rights and remedies of the holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     No failure on the part of Lender to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default shall constitute a waiver thereof, and no waiver of any past Event of Default shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or a reinstatement of the debt evidenced hereby or a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that Lender may have, whether by the laws of the State of Florida, by agreement, or otherwise; and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing. This Note may not be modified, altered or amended orally, and shall be modified, altered or amended only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     None of Lender or its affiliates, officers, directors, employees, agents or representatives shall be responsible to Borrower for any act or failure to act hereunder or pursuant hereto, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, nor for any punitive, exemplary, indirect or consequential damages.

     Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest to the Lender shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender (if any) which limit the maximum rate of interest which may be charged or collected by the Lender; provided, however, that nothing herein shall be construed to limit the Lender to presently existing maximum rates of interest, if an increased interest rate is hereafter permitted by reason of applicable federal or state legislation. In the event that the Borrower makes any payment of interest, fees or other charges, however denominated, pursuant to this Note, which payment results in the interest paid to the Lender to exceed the maximum rate of interest permitted by applicable law, any excess over such maximum shall be applied in reduction of the principal balance owed to the Lender as of the date of such payment, or if such excess exceeds the amount of principal owed to the Lender as of the date of such payment, the difference shall be paid by the Lender to the Borrower.

     This Note is to be construed so as to be consistent and not in conflict with the Letter Agreement, but should a conflict nonetheless arise between this Note and the Letter Agreement, the conflict will be resolved by giving the conflicting provisions of this Note full force and effect.

     The rights and obligations of the Lender hereunder may be assigned to Chase Bank of Texas, N.A., or to any other lender which is a party to the Credit Agreement dated October 15, 1997 by and among CellStar, Ltd., Chase Bank of Texas, N.A. and the other "Lenders" thereunder (the "Credit Agreement"), or to any successor lenders under the Credit Agreement, without any approval or consent of, or notice to, the Borrower.

     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. BORROWER HEREBY, AND THE LENDER BY ITS ACCEPTANCE OF THIS NOTE, CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN MIAMI-DADE COUNTY, FLORIDA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE, PROVIDED, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF

ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  [Remainder of Page Intentionally Left Blank
                        Signatures Follow on Next Page]

THE BORROWER HEREBY, AND THE LENDER BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER MAKING THE LOAN EVIDENCED BY THIS NOTE.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.

                                Topp Telecom, Inc.,
                                a Florida corporation


                                By:  /s/ F.J. POLLAK
                                     ---------------------
                                Its: President and CEO
                                     ---------------------

     The undersigned, CellStar, Ltd., a Texas limited partnership, hereby assigns and endorses, without recourse, representation or warranty, this Promissory Note, this ___ day of September, 1998, to Chase Bank of Texas, N.A., as Agent for itself and other Banks under that Certain Credit Agreement dated October 15, 1997, by and among CellStar, Ltd., Chase Bank of Texas, N.A. and the other Lenders thereunder, as amended. 1998.

                                    CellStar, Ltd.
                                    By National Auto Center, Inc.
                                    Its General Partner


                                    /s/ ELAINE FLUD RODRIGUEZ
                                    --------------------------
                                    By:  Elaine Flud Rodriguez
                                    Its: Vice President

                                                                              11